Exhibit 99.1

Byrna Technologies Announces Record Preliminary Q3 2024 Results:

Revenues Increase 194% Year-Over-Year, Exceed $20 Million

Company Surpasses Previous Annual Sales Record in First Nine Months, Year-to-Date Revenues Total $57.7 Million

Q3 Production Totals Over 55,000 Units

ANDOVER, Mass., September 04, 2024 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced select preliminary financial results for the fiscal third quarter ended August 31, 2024.

Preliminary Third Quarter Results

Based on preliminary unaudited results, the Company expects total revenue for the fiscal third quarter of 2024 to be $20.8 million compared to $7.1 million in the fiscal third quarter of 2023. This 194% increase in revenue was driven by both Direct-to-Consumer (DTC) as well as strong Dealer & Distributor sales. The Company attributes this record sales performance to the continued success of Byrna’s marketing strategies, including its celebrity endorsement campaign which it kicked off in the fourth fiscal quarter of 2023.

Furthermore, the Company produced 55,000 Byrna SD and Byrna LE launchers in the fiscal third quarter. This achievement is part of Byrna’s previously announced plan to ramp up production volume to 18,000 launchers per month.

Preliminary Fiscal Third Quarter 2024 Sales Breakdown:

	Q3 2024 vs. Q3 2023
Sales Channel ($ in 000s)	Q3 2024	Q3 2023	% Increase / (Decrease)
Web	$15,508	$4,852	219.6%
Byrna Dedicated Dealers	$1,464	$595	146.1%
Traditional Dealers	$2,383	$1,116	113.5%
Law Enforcement	$538	$361	49.0%
International	$951	$161	490.7%
Total Sales	$20,844	$7,085	194.2%

Conference Call

Byrna plans to report its full financial results for the fiscal third quarter in October, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur,”, “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to preliminary revenue and production results for the third fiscal quarter of 2024, the timing of the release of full financial results for the quarter, and Byrna’s ability to maintain production. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com